Exhibit 4(g)


                         TRADEMARK SECURITY AGREEMENT

          TRADEMARK SECURITY AGREEMENT, dated as of May 15, 2003, by BLOUNT, INC., a Delaware corporation, BLOUNT INTERNATIONAL, INC., a Delaware corporation, DIXON INDUSTRIES, INC., a Kansas corporation, FABTEK CORPORATION, a Michigan corporation, FREDERICK MANUFACTURING CORPORATION, a Delaware corporation, GEAR PRODUCTS, INC., an Oklahoma corporation, WINDSOR FORESTRY TOOLS LLC, a Tennessee limited liability company, OMARK PROPERTIES, INC., an Oregon corporation, BI, L.L.C., a Delaware limited liability company, and 4520 CORP., INC., a Delaware corporation (collectively, the "Grantors," and each individually, the "Grantor"), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, individually and as agent (in such capacity, "Agent") for itself, General Electric Capital Canada Inc., as Canadian agent ("Canadian Agent") and the lenders from time to time signatory to the Credit Agreement hereinafter defined.

                             W I T N E S S E T H:

          WHEREAS, pursuant to that certain Credit Agreement dated as of May 15, 2003 by and among Grantors, the other Persons (as defined in the Credit Agreement) named therein as Credit Parties, Agent, General Electric Capital Canada Inc, as Canadian Agent, and the other Persons signatory thereto from time to time as Lenders ("Lenders") (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), US Lenders have agreed to make certain Loans (as defined in the Credit Agreement) to, and to incur Letter of Credit Obligations (as defined in the Credit Agreement) on behalf of US Borrowers (as defined in the Credit Agreement), and Canadian Lenders (as defined in the Credit Agreement) have agreed to make certain Loans to Canadian Borrowers (as defined in the Credit Agreement);

          WHEREAS, Agent and Lenders are willing to make the Loans and to incur Letter of Credit Obligations as provided for in the Credit Agreement, but only upon the condition, among others, that Grantors shall have executed and delivered to Agent, for the benefit of itself, Canadian Agent and Lenders, that certain US Security Agreement dated as of May 15, 2003 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "US Security Agreement");

          WHEREAS, pursuant to the US Security Agreement, Grantors are required to execute and deliver to Agent, for itself and the ratable benefit of Lenders, this Trademark Security Agreement;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree as follows:

          1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in Annex A thereto to the Credit Agreement.

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          2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Each Grantor
hereby grants to Agent, on behalf of itself, Canadian Agent and Lenders, a continuing first priority security interest in all of such Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Trademark Collateral"):

               (a) all of its Trademarks and Trademark Licenses to which it is a party including those referred to on Schedule I hereto;

               (b) all reissues, continuations or extensions of the foregoing;

               (c) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark License; and

               (d) all products and proceeds of the foregoing, including, without limitation, any claim by such Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or Trademark licensed under any Trademark License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License.

          3. SECURITY AGREEMENT. The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to Agent, on behalf of itself, Canadian Agent and Lenders, pursuant to the US Security Agreement. Grantors hereby acknowledge and affirm that the rights and remedies of Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the US Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

          4. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS TRADEMARK SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                           [signature pages follow]

          IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.


                                          BLOUNT INTERNATIONAL, INC.


                                          By:
                                          Name:
                                          Title:


                                          BLOUNT, INC.

                                          By:
                                          Name:
                                          Title:


                                          FABTEK CORPORATION

                                          By:
                                          Name:
                                          Title:


                                          GEAR PRODUCTS, INC.

                                          By:
                                          Name:
                                          Title:


                                          DIXON INDUSTRIES, INC.

                                          By:
                                          Name:
                                          Title:


                                          FREDERICK MANUFACTURING CORPORATION

                                          By:
                                          Name:
                                          Title:

                                          WINDSOR FORESTRY TOOLS LLC

                                          By: Blount, Inc., its sole member

                                          By:
                                          Name:
                                          Title:


                                          4520 CORP., INC.

                                          By:
                                          Name:
                                          Title:


                                          OMARK PROPERTIES, INC.

                                          By:
                                          Name:
                                          Title:


                                          BI, L.L.C.

                                          By: Blount, Inc., its managing member

                                          By:
                                          Name:
                                          Title:


ACCEPTED AND ACKNOWLEDGED
BY:
GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent

By:
Name:
Title: